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                                                                   EXHIBIT 23.10



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors


Chancellor Media Corporation:



We consent to the inclusion in this Joint Proxy Statement/Prospectus of Chancellor Media Corporation of our report dated February 18, 1999 and April 23, 1999 on our audits of the financial statements of The Broadcast Group, Inc. as of December 31, 1998 and 1997 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."



                                                KLEIMAN, CARNEY &


                                                GREENBAUM



Farmington Hills, Michigan


June 3, 1999